Exhibit 99.2

Contact:	Investors:
PXRE Group Ltd.	Citigate Sard Verbinnen
John Modin	Jamie Tully
Chief Financial Officer	212-687-8080
441-296-5858	jtully@sardverb.com
john.modin@pxre.com

PXRE Group Ltd. PXRE House 110 Pitts Bay Road, Pembroke HM 08 Bermuda 441 296 5858 441 296 6162 FAX

PXRE Secures $250 Million Second Event Protection Through
Collateralized Catastrophe Bond Transaction

      HAMILTON, Bermuda – (PR Newswire) – December 21, 2005 – PXRE Group Ltd. (NYSE: PXT) today announced that it had entered into a $250 million collateralized transaction with Atlantic & Western Re II Limited, a Cayman Island reinsurance company. It is designed to provide coverage to PXRE for second event losses arising from hurricanes in the Eastern and Gulf coasts of the United States, windstorms in northern Europe and earthquakes in California.

     Jeffrey L. Radke, President and Chief Executive Officer of PXRE, commented: "With the completion of this transaction, we are further supplementing our risk management program to provide additional protection against multiple significant catastrophe losses in a single year. The $250 million of new risk capital provided by this collateralized transaction, when combined with our existing capital and prior catastrophe bond transaction, provides us with significant additional resources to meet our obligations to our clients."

     Mr. Radke continued, "Our recent November catastrophe bond transaction provided PXRE with significant additional resources to protect against the risk of a single extreme catastrophe event. The unprecedented frequency of hurricanes over the last two years and the recent changes to rating agency capital adequacy models further emphasize the importance of a capital base that can absorb losses from more than one large catastrophe. We were able to leverage the knowledge and modeling from our November catastrophe bond transaction to quickly and efficiently create a structure that would provide us with significant additional protection at an average annual cost of capital of only 6.2%. We expect that this will provide us with a further competitive advantage in the current renewal cycle.”

     Mr. Radke concluded, “With the completion of this transaction, PXRE has now raised over $1 billion of additional risk capital in the fourth quarter of 2005 to support our underwriting and allow PXRE to take advantage of the current favorable underwriting environment in our core lines of business.”

     The new transaction provides two tranches of protection to PXRE for the risk that a second significant catastrophe loss arising from a hurricane in the Eastern and Gulf coasts of the United States, a windstorm in northern Europe or earthquake in California occurs following the occurrence of a first significant hurricane, windstorm or earthquake loss. The first tranche provides $125 million of protection from January 1, 2006 through December 31, 2006. The second tranche provides $125 million of protection from January 1, 2006 through December 31, 2008.

     The coverage is based on a modeled loss trigger. PXRE created a series of notional portfolios of reinsurance contracts designed to closely mimic the exposures in PXRE's assumed reinsurance portfolio. Upon the occurrence of a hurricane, windstorm or earthquake in the covered territories, the parameters of the catastrophe event are determined and modeled against the notional portfolios. If the modeled loss to the notional portfolio exceeds the attachment point for the peril at issue, then the coverage is activated. Upon the occurrence of a second catastrophe event in the covered territories during that calendar year, the parameters of the catastrophe event are determined and modeled against the notional portfolios. If the modeled loss to the notional portfolio for the second event exceeds the attachment point for the peril at issue, then PXRE will make a recovery under the agreement.

     On December 21, 2005, Atlantic & Western Re financed the coverage through the issuance of $250 million in catastrophe bonds pursuant to Rule 144A under the Securities Act of 1933. The bonds have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Goldman, Sachs & Co. acted as sole manager for this transaction.

     PXRE – with operations in Bermuda, Europe and the United States – provides reinsurance products and services to a worldwide marketplace. The Company's primary focus is providing property catastrophe reinsurance and retrocessional coverage. The Company also provides marine, aviation and aerospace products and services. The Company's shares trade on the New York Stock Exchange under the symbol “PXT.”

     Statements in this release that are not strictly historical are forward-looking and are based upon current expectations and assumptions of management. Statements included herein, as well as statements made by or on behalf of PXRE in its communications and discussions with investors and analysts in the normal course of business through meetings, phone calls and conference calls, which are not historical in nature are intended to be, and are hereby identified as, "forward-looking statements" for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 as amended. These forward-looking statements, identified by words such as “intend,” “believe,” “anticipate,” or “expects” or variations of such words or similar expressions are based on current expectations, speak only as of the date thereof, and are subject to risk and uncertainties. In light of the risks and uncertainties inherent in all future projections, the forward-looking statements in this report should not be considered as a representation by us or any other person that the Company’s objectives or plans will be achieved. The Company cautions investors and analysts that actual results or events could differ materially from those set forth or implied by the forward-looking statements and related assumptions, depending on the outcome of certain important factors including, but not limited to, the following: (i) because of exposure to catastrophes, PXRE’s financial results may vary significantly from period to period; (ii) the Company may be overexposed to losses in certain geographic areas for certain types of catastrophe events; (iii) PXRE operates in a highly competitive environment; (iv) reinsurance prices may decline, which could affect the Company’s profitability; (v) underwriting reinsurance includes the application of judgment, the assessment of probabilities and outcomes, and assumption of correlations, which are subject to inherent uncertainties; (vi) reserving for losses includes significant estimates which are also subject to inherent uncertainties, which uncertainties are particularly acute in the wake of Hurricane Katrina; (vii) a decline in the credit rating assigned to the Company’s claim-paying ability may impact its potential to write new or renewal business; (viii) a decline in the Company’s ratings may require us to transfer premiums retained by us into a beneficiary trust or may allow clients to terminate their contract with us; (ix) the Company’s investment portfolio is subject to market and credit risks which could result in a material adverse impact on its financial position or results; (x) because PXRE depends on a few reinsurance brokers for a large portion of revenue, loss of business provided by them could adversely affect us; and the Company’s reliance on reinsurance brokers exposes us to their credit risk; (xi) the Company has exited the finite reinsurance business, but claims in respect of the business the Company wrote could have an adverse effect on its results of operations; (xii) the Company may be adversely affected by foreign currency fluctuations; (xiii) retrocessional reinsurance subjects us to credit risk and may become unavailable on acceptable terms; (xiv) the impairment of the Company’s ability to provide collateral to cedents could affect its ability to offer reinsurance in certain markets; (xv) the reinsurance business is historically cyclical, and the Company may experience periods with excess underwriting capacity and unfavorable premium rates; conversely, PXRE may have a shortage of underwriting capacity when premium rates are strong; (xvi) regulatory constraints may restrict the Company’s ability to operate its business; (xvii) determination by the United States Internal Revenue Service that the Company or its offshore subsidiaries are subject to U.S. taxation could result in a material adverse impact on the Company’s financial position or results; and (xviii) changes in tax laws, tax treaties, tax rules and interpretations could result in a material adverse impact on the Company’s financial position or results. In addition to the factors outlined above that are directly related to PXRE's business, PXRE is also subject to general business risks, including, but not limited to, adverse state, federal or foreign legislation and regulation, adverse publicity or news coverage, changes in general economic factors, the loss of key employees and other factors set forth in PXRE's SEC filings. The factors listed above should not be construed as exhaustive. Therefore, actual results or outcomes may differ materially from what is expressed or forecasted in such forward-looking statements.

     PXRE undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events (including catastrophe events), or otherwise.